UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 9, 2006
Pizza Inn, Inc.
(Exact name of registrant as specified in its charter)

Missouri (State or other jurisdiction of incorporation)	0-12919 (Commission File Number)	47-0654575 (IRS Employer Identification No.)

3551 Plano Parkway, The Colony, Texas		75056
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (469) 384-5000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
     On November 9, 2006, Pizza Inn, Inc. (the “Company”) received a staff delinquency notice from the Nasdaq Stock Exchange, LLP (“Nasdaq”) stating that, based upon information disclosed in the Company’s Form 10-Q for the period ended September 24, 2006, the Company fails to comply with the minimum shareholders’ equity, minimum market value of listed securities, and minimum net income requirements for continued listing on The Nasdaq Capital Market, as set forth in Marketplace Rule 4310(c)(2)(B).
     If the Company does not provide Nasdaq, on or before November 24, 2006, with a specific plan to achieve and maintain compliance with at least one of the three listing requirements, or if Nasdaq determines that a plan submitted by the Company does not adequately address the deficiencies noted, the Company’s securities will thereafter be delisted. There can be no assurance that the Company will be able to cure its noncompliance by achieving or sustaining these requirements, and as a result the Company may not be able to maintain its Nasdaq listing.
Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit
No.	Description of Exhibit
99.1	NASDAQ Notice Letter, dated November 9, 2006 (furnished herewith and incorporated herein by reference).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pizza Inn, Inc.

Date: November 15, 2006	By:	/s/ Timothy P. Taft

Timothy P. Taft,
President and Chief Executive Officer